Filed by Peoples Bancorp Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: ASB Financial Corp.
                            Commission File No. 16772

P.O. BOX 738 - MARIETTA, OHIO - 45750		503 Chillicothe Street - PORTSMOUNTH, OHIO - 45662
www.peoplesbancorp.com		www.bankwithasb.com

FOR IMMEDIATE RELEASE		NEWS RELEASE
October 24, 2017

Contacts:
	Chuck W. Sulerzyski	John J. "Jack" Kuntz
	President and CEO	President and CEO
	Peoples Bancorp Inc.	ASB Financial Corp
	(740) 373-3155	(740) 354-3177

PEOPLES BANCORP INC. AND ASB FINANCIAL CORP. ANNOUNCE DEFINITIVE MERGER AGREEMENT
_____________________________________________________________________

MARIETTA, Ohio and PORTSMOUTH, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO), the parent company of Peoples Bank, and ASB Financial Corp (“ASB”) (OTC Pink: ASBN), the parent company of American Savings Bank, fsb (“American”), jointly announced today the signing of a definitive merger agreement. Under the agreement, ASB will merge with and into Peoples, and American will subsequently merge with and into Peoples Bank, in a transaction valued at approximately $39.6 million.
Founded in 1892, ASB, through American, operates four offices in the Portsmouth region including Wheelersburg, Waverly, Ohio and South Shore, Kentucky and, in the Cincinnati region, two retail branches in Montgomery and Madeira, as well as loan production offices in Milford and Dent. As of June 30, 2017, ASB had, on a consolidated basis, approximately $293.6 million in total assets, which included approximately $241.5 million in total loans, and approximately $210.4 million in total deposits.
“We are excited to acquire ASB with its strong core deposit base and profitable mortgage origination business. American’s presence in Cincinnati will add to our footprint in southwestern Ohio and accelerate our expansion in Cincinnati. American’s Portsmouth franchise will also provide contiguous locations to our presence in Ashland, Kentucky and serve as a connection between our southeast and southwest Ohio franchises. We are especially thrilled to incorporate American’s successful Cincinnati Mortgage Origination Division into Peoples Bank,” said Chuck Sulerzyski, President and CEO of Peoples. “We look forward to welcoming ASB shareholders, employees and customers to become part of our team.”
Jack Kuntz, President and Chief Executive Officer of ASB and American, said, “This is an attractive combination with one of the strongest banks in Ohio. Our customers will have an opportunity to become part of a multi-billion dollar banking franchise with immediate access to an expanded array of products and services. ASB’s shareholders can exchange their shares for cash or Peoples common stock, which is listed on NASDAQ and which we believe is well-positioned for continued growth.”
According to the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, ASB shareholders will have the opportunity to elect to receive 0.592 shares of Peoples common stock for each share of ASB common stock or $20.00 cash per share with a limit of 15% of the merger consideration being paid in cash. Based on Peoples’ 20-day volume weighted average closing price of $33.78 per share as of October 20, 2017, the aggregate deal value is approximately $39.6 million, or $20.00 per share. The transaction is expected to be immediately accretive to Peoples’ estimated earnings before one-time costs, with a tangible book value earn back under two years, and an internal rate of return which exceeds internal thresholds.
The acquisition is expected to close during the second quarter of 2018 and is subject to ASB shareholder approval, regulatory approval and other conditions set forth in the merger agreement.
Peoples is being advised by Raymond James & Associates, Inc. and the law firm of Dinsmore & Shohl LLP. ASB is being advised by Boenning & Scattergood, Inc. and the law firm of Vorys, Sater, Seymour and Pease LLP.
A supplemental table with transaction metrics and assumptions follows:

Transaction Overview
Price Per Share	$20.00
Aggregate Value	$39.6 million
Price / Tangible Book (as of 6/30/2017)	153%
Price / LTM Earnings (as of 6/30/2017)	14.9x
Premium to Core Deposits	8.0%
Tangible Book Earn-back	<2 years
Full Year 1 EPS Accretion	~6%

Certain Transaction Assumptions
Cost Savings
% of NIE	35%
2018 Phase-in	75%
2019 Phase-in	100%
One-time Costs	$9.5 million
Stock/Cash Consideration	85%/15%
Credit Mark	1.40%

Financial Summary of ASB
Total Assets	$293.6 million
Total Loans	$241.5 million
Total Deposits	$210.4 million

Other
Due diligence	Completed
Anticipated closing / conversion dates	2nd Qtr 2018

Important Information for Investors and Shareholders:
This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of Peoples. Peoples will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this news release with the Securities and Exchange Commission ("SEC") to register the shares of the Peoples common stock to be issued to the shareholders of ASB. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of ASB in advance of its special meeting of shareholders to be held to consider the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about Peoples, ASB and the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, free of charge, on Peoples’ website at www.peoplesbancorp.com under the tab “Investor Relations” or by contacting Peoples’ Investor Relations Department at: Peoples Bancorp Inc., 138 Putnam Street, PO Box 738, Marietta, Ohio 45750, Attn: Investor Relations.
Peoples and ASB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of ASB in connection with the proposed merger. Information about the directors and executive officers of Peoples is set forth in the proxy statement for Peoples' 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 8, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph, when it becomes available.

About Peoples Bancorp Inc.:
Peoples is a diversified financial services holding company with $3.6 billion in total assets, 76 sales offices including 67 full-service bank branches and 74 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples' common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

About ASB Financial Corp.:
ASB, a savings and loan holding company incorporated under the laws of the State of Ohio, owns all of the issued and outstanding common shares of American Savings Bank, fsb, a federal savings bank. American was founded in 1892 serving the Portsmouth, Ohio area. It operates six full service bank branches, three in the Portsmouth, Ohio market, two in the Cincinnati, Ohio market and one in South Shore, Kentucky. The common shares of ASB are traded through OTC Pink Open Market under the symbol “ASBN”.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in Peoples’ filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC's website at http://www.sec.gov and/or from Peoples' website.

END OF RELEASE